     As Filed with the Securities and Exchange Commission on July 24, 2000
                             Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                   _________
                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            TIER TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

                 California                                 94-3145844
        (State or other jurisdiction                     (I.R.S. Employer
     of incorporation or organization)                 Identification No.)

                             1350 Treat Boulevard
                                   Suite 250
                        Walnut Creek, California  94596
         (Address, including zip code, of principal executive offices)

                                ______________
                            TIER TECHNOLOGIES, INC.
                         EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                               James L. Bildner
                             Chairman of the Board
                          and Chief Executive Officer
                            TIER TECHNOLOGIES, INC.
                        1350 Treat Boulevard, Suite 250
                        Walnut Creek, California  94596
                                (925) 937-3950
        (Name and address of agent for service, and telephone number, including area code)

                                ______________
                                  Copies to:
                             D. Bradley Peck, Esq.
                              COOLEY GODWARD, LLP
                       4365 Executive Drive, Suite 1100
                       San Diego, California  92121-2128
                                (858) 550-6000

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                          Proposed Maximum      Proposed Maximum
   Title of Securities   Amount To Be    Offering Price Per    Aggregate Offering   Amount Of Registration
    To Be Registered     Registered(1)        Share(2)              Price(2)                 Fee
------------------------------------------------------------------------------------------------------------
     Class B Common
  Stock, no par value       200,000             $5.57              $1,114,000               $294.10
============================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover such additional shares of Class B Common Stock as may become issuable pursuant to the anti-dilution provisions of the Tier Technologies, Inc. Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the registration fee. The Class B Common Stock being registered relates to shares to be issued under the Employee Stock Purchase Plan, with prices to be determined at the time of issuance. The aggregate offering price has been computed pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Class B Common Stock as reported on the Nasdaq National Market on July 19, 2000, a date within five business days prior to the date of filing of this Registration Statement.

     Pursuant to General Instruction E of Form S-8 ("Registration of Additional Securities"), Tier Technologies, Inc. (the "Company") hereby makes the following statement:

     On March 3, 1998, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-47259 the "Prior Registration Statement") relating to shares of Class B Common Stock to be issued pursuant to the Company's Employee Stock Purchase Plan (the "Plan"). The Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statements relates and (b) to be issued pursuant to the amended Plan. The contents of the Prior Registration Statement is incorporated herein by reference.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8. Exhibits.

     Exhibit No.  Description
     -----------  -----------

         5.1      Opinion of Cooley Godward LLP

        10.29     Employee Stock Purchase Plan, as amended

        23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants

        23.2      Consent of Ernst & Young LLP, Independent Auditors

        23.3      Consent of Cooley Godward LLP (included in Exhibit 5.1)

        24.1      Power of Attorney (included on signature page hereto)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Walnut Creek, State of California, on July 24, 2000.


                                   Tier Technologies, Inc.



                                   By /s/ James L. Bildner
                                      --------------------------------
                                                James L. Bildner
                                             Chairman of the Board and
                                              Chief Executive Officer

                               POWER OF ATTORNEY

     Know all persons by these presents, that each person whose signature appears below constitutes and appoints James L. Bildner and Laura B. DePole, and each of them, to act as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes or all of them, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and on the date indicated.


           Name                                   Title                            Date
           ----                                   -----                            ----
   /s/  James L. Bildner                   Chairman of the Board          July 24, 2000
-------------------------------             and Chief Executive
    James L. Bildner                        Officer (principal
                                            executive officer)

                                                                          July 24, 2000
   /s/  Laura B. DePole                    Chief Financial Officer
-------------------------------             (principal financial and
    Laura B. DePole                         accounting officer)


   /s/  William G. Barton                  Director                       July 24, 2000
-------------------------------
    William G. Barton


   /s/  Ronald L. Rossetti                 Director                       July 24, 2000
-------------------------------
    Ronald L. Rossetti

   /s/  Samuel Cabot III           Director             July 24, 2000
-------------------------------
    Samuel Cabot III

   /s/  William Van Faasen         Director             July 24, 2000
-------------------------------
    William Van Faasen

   /s/  Morgan Guenther            Director             July 24, 2000
-------------------------------
    Morgan Guenther

                                 EXHIBIT INDEX

  Exhibit No.    Description
  -----------    -----------

      5.1        Opinion of Cooley Godward LLP
     10.29       Employee Stock Purchase Plan, as amended
     23.1        Consent of PricewaterhouseCoopers LLP, Independent Accountants
     23.2        Consent of Ernst & Young LLP, Independent Auditors